3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!


URGENT REMINDER! THE SPECIAL SHAREHOLDER MEETING FOR YOUR FUND SCHEDULED FOR JANUARY 13, 1999 IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTER PARTICIPATION!

Dear Shareholder:

Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund. This information described the proposals and asked for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

The shareholder meeting cannot be held until we receive a majority of the votes. If you have not done so already, please cast your vote today.

TO VOTE BY PHONE
Please call our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-848-3155.

TO VOTE BY FAX
Please fax the front and back of your SIGNED proxy card to our proxy tabulator at 1-888-451-8683.

TO VOTE BY MAIL
Please mail your SIGNED proxy card in the postage-paid envelope right away no matter how many shares of the fund you own.

REMEMBER, VOTING IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.

Please accept our thanks in advance for your cooperation and prompt attention to this matter.

Sincerely,

/s/ Edward C. Johnson 3d

Edward C. Johnson 3d
Chairman and Chief Executive Officer